            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Post-Effective Amendment to the Registration Statement on Form N-4 of our report dated April 28, 2014 relating to the financial statements and financial highlights of AUL American Individual Variable Annuity Unit Trust and our report dated March 21, 2014 relating to the consolidated financial statements of OneAmerica Financial Partners, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Condensed Financial Information" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Indianapolis, Indiana
April 28, 2014